Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 13, 2004 (except for the fourth paragraph of Note 1, as to which the date is November 22, 2004), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-119174) and related Prospectus of Conor Medsystems, Inc. for the registration of 5,750,000 shares of its common stock.

/s/    ERNST & YOUNG LLP

Palo Alto, California

December 10, 2004